Exhibit 10.4

Execution Version

AMENDMENT NO. 3 TO CREDIT FACILITY AGREEMENT

Dated as of December 12, 2013

Amendment No. 3, dated as of December 12, 2013 (this "Amendment"), to that certain Senior Secured Term Loan Credit Facility Agreement, dated as of July 29, 2011, as amended by Amendment No. 1 thereto dated as of December 16, 2011, as further amended by Amendment No. 2 thereto dated as of May 1, 2013 (as amended, restated, modified and supplemented from time to time, the "Credit Agreement "), providing for a senior secured term loan credit facility made by and among (i) DSS VESSEL II LLC, a Marshall Islands limited liability company, as borrower (the "Borrower"), (ii) the lenders (the "Lenders") party to the Credit Agreement, (iii) NORDEA BANK FINLAND PLC, NEW YORK BRANCH ("Nordea"), as administrative agent and security agent (together with any successor administrative agent and security agent) appointed pursuant to Article VII of the Credit Agreement , the "Administrative Agent" or as applicable, the "Security Agent") for the Secured Parties, (iv) DNB Bank ASA (formerly known as DnB NOR Bank ASA) and Nordea, as mandated lead arrangers (the "Mandated Lead Arrangers"), and (v) DNB Markets Inc. (formerly known as DnB NOR Markets Inc.) and Nordea, as bookrunners. Unless otherwise expressly defined herein, terms which are defined in the Credit Agreement have the same meaning when used herein.

The Lenders, by their respective signatures set forth below, hereby direct the Administrative Agent to execute and deliver this Amendment as Administrative Agent and to execute and deliver, if appropriate, amendments to the other Finance Documents.

The parties hereto agree that the Credit Agreement be amended from and after the date hereof as follows:

Section 1.  Amendments to the Credit Agreement.  As of the Third Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(A)         Section 1.01 of the Credit Agreement is amended by adding the following new definitions in appropriate alphabetical order:

"CarVal" means CarVal Investors LLC and/or funds for which CarVal Investors LLC acts as advisor, manager or general partner.

"CarVal Contribution" shall have the meaning set forth in Section 4.01(b)(i).

"CarVal Investment Date" means the date on which the CarVal Contribution is made.

"IPO Date" means the date on which a Qualified IPO of the Issuer occurs.

"Issuer" means Diamond S Shipping Group, Inc., a Marshall Islands corporation.

"Parent Guarantor Change of Ownership" means the transfer of 100% of the Equity Interest in the Parent Guarantor from Diamond S Shipping I LLC to the Issuer.

(B)         The definition of Change of Control is hereby deleted in its entirety and the following new definition is substituted therefor:

"Change of Control" shall occur if any of the following occurs: (i) any "Person" or "Group" (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Closing Date), other than any Permitted Holder, is or shall be the "beneficial owner" (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the voting interest in the Parent Guarantor, (ii) any Person other than any Permitted Holder shall have, directly or indirectly, more than 30% Equity Interest in the Parent Guarantor, (iii) (A) any "Person" or "Group" (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Closing Date), other than any Permitted Holder, shall have obtained the power (whether or not exercised), directly or indirectly, to elect a majority of the Parent Guarantor's managers or board of directors or similar body or executive committee thereof, or (B) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors or equivalent governing body of the Parent Guarantor (together with any new directors (or equivalent) whose election by such Board of Directors or equivalent governing body or whose nomination for election was approved by a vote of at least two-thirds of the members of such Board of Directors or equivalent governing body then still in office who either were members of such Board of Directors or equivalent governing body at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the members of such Board of Directors or equivalent governing body then in office, (iv) prior to any Qualified IPO, the Permitted Holders shall cease to own, directly or indirectly, beneficially, on a fully diluted basis, collectively at least 60% of the Equity Interest in the Parent Guarantor, and after any Qualified IPO, Permitted Holders shall cease to own, directly or indirectly, beneficially, on a fully diluted basis, collectively at least 20% of the Equity Interest in the Parent Guarantor, (v) prior to any Qualified IPO, each of FRF XII and Ross shall cease to own at least 20% of the Equity Interest in the Parent Guarantor, or (vi) prior to a Qualified IPO, unless Majority Lenders consent otherwise, (A) the Permitted Holders collectively shall not be entitled to designate a majority of the board of directors (or equivalent body) of the Parent Guarantor, or (B) an action is taken by DSS Holdings GP Limited (x) that adversely affects the Lenders' interests and (y) that is not approved in accordance with the terms of Section 2.5 of the Shareholders' Agreement of DSS Holdings GP Limited as in effect as of July 29, 2011. For the avoidance of doubt, neither a Qualified IPO nor the Parent Guarantor Change of Ownership shall constitute a Change of Control.

(C)         The definition of Permitted Holders is hereby deleted in its entirety and the following new definition is substituted therefor:

"Permitted Holders" shall mean collectively FRF XII, Ross and CarVal, and "Permitted Holder" shall mean each of FRF XII, Ross and CarVal individually.

(D)         The definition of Qualified IPO is hereby deleted in its entirety and the following new definition is substituted therefor:

"Qualified IPO" means the initial public offering and listing on an international reputable stock exchange satisfactory to the Administrative Agent and the Majority Lenders (it being understood that New York Stock Exchange, NASDAQ, London Stock Exchange and Oslo Stock Exchange shall be satisfactory) of not less than 20% of the Equity Interest in the Issuer.

2	Amendment No. 3 to Credit Agreement

(E)         Sections 4.01(b)(i) and (ii) of the Credit Agreement are deleted in their entirety, the following is substituted therefor and existing Section 4.01(b)(iii) is renumbered to become Section 4.01(b)(vi):

"(i)	Set forth on Schedule VAI hereto is a complete and accurate list of all Loan Parties, and the Subsidiaries of each Loan Party, showing (as to each) the jurisdiction of its organization and the percentage ownership interests of each applicable Loan Party in such Subsidiary, and in the case of the parent of the Parent Guarantor, the identity and membership interest of its members, as of the CarVal Investment Date, following the contribution of three vessel owning subsidiaries from CarVal to DSS Vessel III LLC, a Subsidiary of the Parent Guarantor (the "CarVal Contribution"). Schedule VAI also includes the percentage interests held by each of the Permitted Holders in DSS Holdings L.P. with respect to the Collateral Vessels immediately after the occurrence of the CarVal Contribution. Schedule VA II sets forth a simplified structure of the Parent Guarantor and Ownership by Permitted Holders, after the CarVal Contribution, but prior to the Parent Guarantor Change of Ownership.

(ii)	In preparation for the Qualified IPO, the Parent Guarantor Change of Ownership will occur. The investments of the Permitted Holders in DSS Holdings L.P. will become investments, directly or indirectly, in the Issuer, and the Parent Guarantor will be wholly owned directly by the Issuer.

(iii)	Set forth on Schedule VB is a true, correct and complete copy of the organization chart (the “Revised Chart”) showing (x) ownership of the parent of the Parent Guarantor by the Permitted Holders, and (y) all Subsidiaries of the Parent Guarantor after completion of the steps described in sub-clauses (i) and (ii) above but prior to the Qualified IPO.

(iv)	(A) Prior to the occurrence of the Qualified IPO on the IPO Date, but after the consummation of the Parent Guarantor Change of Ownership, the Permitted Holders hold, and will continue to hold, directly or indirectly, at least 60% of the voting interest and at least 60% of the Equity Interest in the parent of the Parent Guarantor.

(B)         Subsequent to the occurrence of the Qualified IPO on the IPO Date, the Permitted Holders hold, and will continue to hold, directly or indirectly, at least 20% of the voting interest and at least 20% of the Equity Interest in the Issuer, and the Parent Guarantor will be owned by the Issuer.

(v)	Prior to the occurrence of the Qualified IPO on the IPO Date, Craig Stevenson (either directly or indirectly) holds at least ..80% of the voting interest and .80% of the Equity Interest in the parent of the Parent Guarantor."

(F)	The following is inserted as new Section 4.01(b) (vii):

"(vii)	The Borrower covenants that the respective statements set forth in subclauses (i) – (vi) of this Section 4.01(b) shall be true and accurate during the period, if any, set forth therein, respectively."

(G)         Section 5.01(v) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

3	Amendment No. 3 to Credit Agreement

"(v)	Ownership of Certain Group Members.

(i)          Subsequent to, and as a result of, the CarVal Contribution and the Parent Guarantor Change of Ownership, the Parent Guarantor is and will remain a wholly owned, direct Subsidiary of the Issuer;

(ii)         The Borrower is and will remain a wholly owned, direct Subsidiary of the Parent Guarantor; and

(iii)        Each Vessel Owning Subsidiary is and will remain a wholly owned, direct Subsidiary of the Borrower."

(H)          Section 5.02(a)(i) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

"(a)          Limitation on Indebtedness. (i) The Borrower and each Vessel Owning Subsidiary will not create, incur, assume, permit, or suffer to exist any Indebtedness of itself or any Vessel Owning Subsidiary except (A) Indebtedness incurred under the terms of this Agreement, (B) Indebtedness in respect of the Guaranty and the other Finance Documents, and (C) other Indebtedness of the Borrower in the maximum aggregate amount of not more than $2,500,000, provided, however, that the Borrower may incur Indebtedness from any Subsidiary of the Parent Guarantor that is not a Loan Party in the maximum aggregate amount of $60,000,000 and such Indebtedness shall not be included when calculating the Borrower's Indebtedness under subsection (C) of this Section 5.02(a)(i)."

(I)         Section 5.02(j) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

"(j)          No Change in Management. Without the prior written consent of the Administrative Agent, such consent not to be withheld unreasonably, the Borrower will not, and will not permit any other Loan Party, or any other person, to, change the senior management of any of the Borrower or such Loan Party and, in particular, Craig Stevenson will remain Chief Executive Officer of each Loan Party, provided, however, that compliance with this Section 5.02(j) is waived with respect to changes in senior management (other than Craig Stevenson's role as Chief Executive Officer of each Loan Party) in the event of the occurrence of a Qualified IPO."

(J)         The last sentence of Section 5.04(b) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

"The limitations on the declaration or payment of any dividend, or distribution on, or payment contemplated in this Section 5.04(b) shall not apply to any such declaration or payment of any dividend, or distribution on, or payment by (x) a Vessel Owning Subsidiary to the Borrower, (y) the Borrower to the Parent Guarantor or (z) the Parent Guarantor to the Issuer solely for payments of franchise taxes and other fees and expenses required to maintain the legal existence of the Issuer, corporate overhead and other operating expenses of the Issuer incurred in the ordinary course of business; provided, however, that the amount of all such cash dividends paid by the Parent Guarantor to the Issuer shall not exceed $2,000,000 in the aggregate for any period of twelve consecutive calendar months."

(K)         Schedule VA to the Credit Agreement is hereby replaced in its entirety by Schedule VAI and VAII to this Amendment. Schedule VB to the Credit Agreement is hereby replaced in its entirety by Schedule VB to this Amendment.

4	Amendment No. 3 to Credit Agreement

Section 2. Rejected Charters Release.  The Administrative Agent, as Security Agent for the benefit of the Secured Parties, hereby discharges, terminates, and cancels its security interest, liens and assignments in, and releases (without further action and without recourse, representation and warranty), whether express or implied, any lien upon all right, title and interest, claim and demand of the Administrative Agent as Security Agent for the benefit of the Secured Parties, in and to the Assignments of Charter and the Assignment of Earnings, in each case relating only to the Rejected Charter Contracts. For the avoidance of doubt, the Rejected Charter Contracts are set forth on Exhibit C hereto. The Administrative Agent agrees that, at the Borrower's expense, the Administrative Agent will execute and deliver such additional evidences of the releases relating to the Rejected Charters set forth in this Section 2 as the Borrower may reasonably request from time to time including without limitation, the filing of UCC-3 amendments. The Lenders acknowledge and agree that such released Collateral may be assigned or otherwise transferred without consideration to Diamond S Shipping II LLC or its designee.

Section 3. Representations and Warranties; Reaffirmation of Guaranty; Consent.    (a) The Borrower hereby represents and warrants that (i) upon the effectiveness of this Amendment, no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred and is continuing, (ii) the representations and warranties of Borrower contained in the Credit Agreement, as amended hereby, are true on and as of the Third Amendment Effective Date in all material respects, except to the extent any such representation and warranty expressly relates to an earlier date or is modified by any of the provisions of this Amendment and, in the latter case, is true as so modified, and (iii) this Amendment has been duly authorized, executed and delivered by each Loan Party. Each Loan Party, severally as to itself and not jointly, hereby represents and warrants to the Administrative Agent and the Lenders that the execution, delivery and performance by the Loan Parties of this Amendment, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (i) contravene the terms of any Loan Party's limited liability company agreement, articles of incorporation or other constitutional documents or (ii) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material contractual obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject.

(b) Each of the Parent Guarantor and the Vessel Owning Subsidiaries hereby acknowledges and agrees that, on the Third Amendment Effective Date, all of its respective obligations and liabilities under the Guaranty and the other Finance Documents to which it is a party are reaffirmed and remain in full force and effect.

(c) By their execution hereof, the Administrative Agent and the Lenders agree that the CarVal Contribution described above and resultant change in Permitted Holders, the Parent Guarantor Change of Ownership and the Qualified IPO may take place, subject to the terms of the Credit Agreement as amended by this Amendment.

Section 4.  Effectiveness.       (a) This Amendment shall become effective as of the date first above written (such date, the "Third Amendment Effective Date"), provided that the Administrative Agent shall have received executed signature pages hereto from the Borrower, each other Loan Party, and the Lenders.

(b) Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the

5	Amendment No. 3 to Credit Agreement

Lenders or the Administrative Agent under the Credit Agreement or any other Finance Document and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of any other Finance Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement and the other Finance Document is hereby ratified and re-affirmed in all respects as if set forth herein in its entirety and shall continue in full force and effect except as expressly amended hereby. Each Loan Party reaffirms its obligations under the Finance Documents to which it is party after giving effect to this Amendment. This Amendment shall constitute a Finance Document for all purposes of the Credit Agreement and from and after the Third Amendment Effective Date, all references to the Credit Agreement in any Finance Document and all references in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

Section 5.  Counterparts; Facsimile; Headings.  This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 6. Amendment Fee.  If the Lenders shall have delivered executed signature pages hereto to the Administrative Agent on or before January 21, 2014, on January 21, 2014, the Borrower shall pay to the Administrative Agent for the account of each such Lender that has executed its signature page, solely for the account of such Lender, an amendment fee in the amount of U.S. $25,000.

Section 7. Governing Law; Submission to Jurisdiction; Waiver.   (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES.

(b) Each of the parties hereto hereby irrevocably and unconditionally agrees that Sections 8.12 and 8.14 of the Credit Agreement are incorporated herein mutatis mutandis.

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6	Amendment No. 3 to Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Amendment No. 3 to Credit Facility Agreement as of the date first above written.

DSS VESSEL II LLC, as Borrower		NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent, Security Agent, and a Lender

By:	/s/ Florence Ioannou	By:	/s/ John Boesen
Name: Florence Ioannou		Name: John Boesen
Title: Manager		Title: FVP

		By:	/s/ Martin Lunder
Name: Martin Lunder
Title: Senior Vice President

DNB CAPITAL LLC, as Lender		DEUTSCHE BANK AG, as Lender

By:	/s/ Cathleen Buckley	By:	/s/ Joerg Zickermann
Name: Cathleen Buckley		Name: Joerg Zickermann
Title: Senior Vice President		Title: Vice President

By:	/s/ Anders Platou	By:	/s/ Bastian Duhmert
Name: Anders Platou		Name: Bastian Duhmert
Title: Senior Vice President		Title: Director

CITIBANK, N.A., as Lender		HSBC Bank USA, National Association, as Lender

By:	/s/ Michael A.J. Parker	By:	/s/ Patrick D. Mueller
Name: Michael A.J. Parker		Name: Patrick D. Mueller
Title: Managing Director		Title: Director

Amendment No. 3 to Credit Agreement

SKANDINAVISKA ENSKILDA BANKEN AB (publ), as Lender		ITF INTERNATIONAL TRANSPORT FINANCE SUISSE AG, as Lender

By:	/s/ Bjarte Bøe	By:	/s/ Carsten Gutknecht-Stöhr
Name: Bjarte Bøe		Name: Carsten Gutknecht-Stöhr
Title:		Title: MD

By:	/s/ Magnus Rundgren	By:	/s/ Alexander Schaffert
Name: Magnus Rundgren		Name: Alexander Schaffert
Title:		Title: SVP

NIBC BANK N.V., as Lender

By:	/s/ Michael de Visser
Name: Michael de Visser
Title: Director

By:	/s/ Anneke vander Spek
Name: Anneke vander Spek
Title: Associate

Amendment No. 3 to Credit Agreement

CONSENTED AND AGREED:

DIAMOND S SHIPPING III LLC,
as Parent Guarantor

By:	/s/ Florence Ioannou
Name: Florence Ioannou
Title: CFO

HEROIC GAEA INC.

HEROIC URANUS INC.

HEROIC HERA INC.

HEROIC HERCULES INC.

HEROIC AQUARIUS INC.

HEROIC LEO INC.

HEROIC LIBRA INC.

HEROIC PISCES INC.

HEROIC SAGITTARIUS INC.

HEROIC SCORPIO INC.

HEROIC ANDROMEDA INC.

HEROIC VIRGO INC.

HEROIC PEGASUS INC.

HEROIC RHEA INC.

HEROIC AVENIR INC.

HEROIC BOOTES INC.

HEROIC SERENA INC.

HEROIC CORONA BOREALIS INC.

HEROIC EQUULEUS INC.

WHITE HYDRANGEA SHIPPING S.A.

WHITE HOLLY SHIPPING S.A.

WHITE BOXWOOD SHIPPING S.A.

HEROIC PERSEUS INC.

HEROIC OCTANS INC.

HEROIC HYDRA INC.

HEROIC LYRA INC.

HEROIC HOLOGIUM INC.

HEROIC SCUTUM INC.

HEROIC TUCUNA INC.

HEROIC AURIGA INC.

as Guarantors

By:	/s/ Florence Ioannou
Name: Florence Ioannou
Title: Treasurer

Amendment No. 3 to Credit Agreement

Schedule VAI to Amendment No. 3

to Credit Facility Agreement

LOAN PARTIES; SUBSIDIARIES; OTHER AFFILIATES
AND
PERMITTED HOLDERS INTERESTS
(IMMEDIATELY AFTER CARVAL CONTRIBUTION)

I. LOAN PARTIES; SUBSIDIARIES; OTHER AFFILIATES

Borrower

DSS Vessel II LLC (Marshall Islands)

Parent Guarantor

Diamond S Shipping III LLC (Marshall Islands)

Vessel Owning Subsidiaries

See Schedule III A

Other Affiliates1

Diamond S Management LLC (Marshall Islands)

DSS Vessel III LLC (Marshall Islands) (subsidiary of Parent Guarantor but not a Loan Party; CarVal Contribution vehicle)

3 vessel owning subsidiaries of DSS Vessel III LLC
(Marshall Islands) (Subsidiaries of DSS Vessel III LLC but not Loan Parties; owners of the CarVal contributed vessels)

II. PERMITTED HOLDERS

INVESTOR	PERCENTAGE HELD IN DIAMOND S SHIPPING L.P. (Class B)

Ross	32.23%
FRF XII	27.16%
CarVal	18.33%

1 Identify relationship to Loan Parties (if any)

Amendment No. 3 to Credit Agreement

Schedule VAII to Amendment No. 3

to Credit Facility Agreement

Amendment No. 3 to Credit Agreement

Schedule VB to Amendment No. 3

to Credit Facility Agreement

Amendment No. 3 to Credit Agreement

Exhibit C to Amendment No. 3

to Credit Facility Agreement

REJECTED CHARTER CONTRACTS

#	Name	T/C Date	T/C Charterer	T/C Guarantor	T/C Expiry

1	Atlantic Grace	2011-02-12	Grace Chartering Corporation	OSG	2014-02-11
2	Atlantic Aquarius	2008-05-02	Aquarius Tanker Corporation	OSG	2015-05-01
3	Atlantic Leo	2008-06-05	Leo Tanker Corporation	OSG	2015-06-04
4	Atlantic Pisces	2009-07-20	Pisces Tanker Corporation	OSG	2019-07-18
5	Atlantic Polaris	2009-03-16	Polaris Tanker Corporation	OSG	2019-03-14
6	Adriatic Wave	2010-04-05	Vulpecula Chartering Corporation	OSG	2018-04-03
7	Aegean Wave	2010-04-30	Atlas Chartering Corporation	OSG	2018-04-28

Amendment No. 3 to Credit Agreement